Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Bob Troyer (630) 438-3016

MIDAS, INC., ADOPTS NEW RIGHTS AGREEMENT

ITASCA, Ill. (Dec. 11, 2007) – Midas, Inc. (NYSE: MDS) announced today that its board of directors has adopted a rights agreement and has declared a rights dividend distribution to shareholders of record on Monday, Dec. 31, 2007.

The new rights agreement replaces the company’s existing rights agreement, which expires on Dec. 31, 2007.

The rights will expire on Dec. 31, 2017, unless previously redeemed, exercised or exchanged.

Additional information is available in the Form 8-K which was filed today with the Securities and Exchange Commission.

Midas is one of the world’s larger providers of automotive service, offering brake, exhaust, maintenance, tires, steering and suspension services at more than 2,500 franchised, licensed and company-owned Midas shops in 18 countries, including more than 1,700 in the United States and Canada.

FORWARD LOOKING STATEMENTS AND RISK FACTORS

This news release contains certain forward-looking statements that are based on management’s beliefs as well as assumptions made by and information currently available to management. Such statements are subject to risks and uncertainties, both known and unknown, that could cause actual results, performance or achievement to vary materially from those expressed or implied in the forward-looking statements. The company may experience significant fluctuations in future results, performance or achievements due to a number of economic, competitive, governmental, technological or other factors. Additional information with respect to these and other factors, which could materially affect the company and its operations, is included in the company’s filings with the Securities and Exchange Commission, including the company’s 2006 annual report on Form 10-K and subsequent filings.

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